2019 aggregates day Exhibit 99.1

Disclaimer Safe Harbor Non-GAAP Financial Terms 2019 aggregates day | This presentation contains forward-looking statements. Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as "believe," "should," "would," "expect," "project," "estimate," "anticipate," "intend," "plan," "will," "can," "may" or similar expressions elsewhere in this presentation. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC. Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure for Vulcan’s ticketing, procurement, financial statements and other processes could adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions, including those relating to climate change, wetlands, greenhouse gas emissions, the definition of minerals, tax policy or international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan's ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this presentation except as required by law. This presentation contains certain non-GAAP financial terms which are defined in the Appendix. Reconciliations of non-GAAP terms to the closest GAAP terms are also provided in the Appendix.

Making the best better Tom Hill, Chairman and CEO

Our Company 2019 aggregates day | Aggregates-focused building materials business 16.3 Billion tons (~80 years) Aggregates reserves >350 Aggregates operations Serving attractive U.S. markets across 20 states $4.4 Billion Revenues in 2018 $1.1 Billion Adjusted EBITDA* in 2018 201 Million Tons of aggregates shipped in 2018 62 Years As a public company focused on aggregates * Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation.

The Vulcan Way 2019 aggregates day | Our culture is at the core of our success

Vulcan’s Value Proposition 2019 aggregates day | What we offer investors Industry Leader with Unique Aggregates Focus Well Positioned to Benefit from Demand Growth and Operational Excellence Strong Balance Sheet Supports Future Growth

Making the Best Better To Deliver Even Stronger Results 2019 aggregates day | A market leader focused on enhancing profitability and driving sustainable, long-term shareholder value Right Product Right Markets Right People Right Focus

Uniquely Positioned With Aggregates Focus 2019 aggregates day | 2018 Product Mix Gross Profit (% of total) Revenue (% of total) Right Product

Uniquely Positioned With Aggregates Focus 2019 aggregates day | Vulcan stands alone as the largest and most aggregates-focused public company Right Product Source: 2018 reported financial information and Company estimates.

Attractive Fundamentals Lead To Compounding Results 2019 aggregates day | Price growth in Aggregates through all parts of a cycle Right Product Source: BLS and Company estimates. Demand in billions of tons. Price is indexed (1982 = 100)

Why Aggregates? 2019 aggregates day | The heavy materials supply chain Upstream Downstream Right Product Source: Company estimates. COMPRISES ~80% BY WEIGHT COMPRISES ~95% BY WEIGHT AGGREGATES ASPHALT MIX CEMENT READY-MIX CONCRETE

Why Aggregates?

Right Product

The heavy materials supply chain

Stronger fundamentals, lower risk through the cycle

- ✓ Flexible production capacity
- ✓ Wide logistical moats
- ✓ Barriers to entry
- ✓ Limited substitute products
- ✓ Estimated U.S. market size 2.4 billion tons, or $24 billion

- ✓ Production economics of aggregates does not create downstream pressure on price
- ✓ Can mirror aggregates structure
- ✓ Large public demand exposure
- ✓ Estimated U.S. market size 400 million tons, or $21 billion


AGGREGATES
Upstream
CEMENT
ASPHALT MIX
~95% Aggregates by weight
Downstream
READY-MIX CONCRETE
~80% Aggregates by weight

Source: Company estimates.

2019 AGGREGATES DAY | 12

Why Aggregates?

The heavy materials supply chain

Right Product

Stronger fundamentals, lower risk through the cycle

- ✓ Flexible production capacity
- ✓ Wide logistical moats
- ✓ Barriers to entry
- ✓ Limited substitute products
- ✓ Estimated U.S. market size 2.4 billion tons, or $24 billion

AGGREGATES

Upstream

CEMENT

Weaker fundamentals, higher risk through the cycle

- ✓ Inflexible production capacity, high start-up/shut-down costs
- ✓ Weight-to-price ratio limits logistical moat
- ✓ Energy cost is significant
- ✓ Estimated U.S. market size 96 million tons, or $12 billion

- ✓ Production economics of aggregates does not create downstream pressure on price
- ✓ Can mirror aggregates structure
- ✓ Large public demand exposure
- ✓ Estimated U.S. market size 400 million tons, or $21 billion

ASPHALT MIX
~95% Aggregates by weight

Downstream

READY-MIX CONCRETE
~80% Aggregates by weight

- ✓ Flexible production capacity, but often economics driven by cement
- ✓ Specialized delivery equipment
- ✓ Low barriers to entry
- ✓ Estimated U.S. market size 350 million cubic yards, or $41 billion

Vulcan Materials Company

Source: Company estimates.

2019 AGGREGATES DAY | 13

Broad End Market Demand For Aggregates 2019 aggregates day | Highways are most aggregates intensive Private ~50% Public ~50% Buildings and Non highway infrastructure Highways Nonresidential Buildings Residential Aggregates Intensity Less More Right Product

Strong State Transportation Funding Next 5 years could result in the highest growth rate in highway demand across Vulcan’s footprint in the last 30 years 2019 aggregates day | Vulcan is well-positioned to capitalize on an average 60% increase in revenue for highways of VMC Revenues are produced in these states 15% 10% 10% 9% 7% 5% 4% 16% 4% 3% 85% 2% Note: Percent increase is calculated as the change in funding from the base year (year signed into law) to the year of full implementation of new revenue collections. Project spending may not align with revenue collections. Right Product

Well Positioned to Benefit In Georgia More than $11 billion in transportation investment planned over the next 10 years 2019 AGGREGATES DAY | Metro Atlanta Right Product

Well Positioned to Benefit in California 2019 AGGREGATES DAY | Strong pipeline of projects supported by state and local funding increases More than $52 billion in transportation investment planned over the next 10 years Right Product

Strategic Asphalt is a Natural Extension of Aggregates Earns attractive through-the-cycle returns on capital Participation where market structure mirrors aggregates Serves same customer base Benefits from strong public demand Leverages logistics capabilities – 80% delivered 2019 aggregates day | What makes our asphalt business strategic? 17% of 2018 total revenues Operate in selective markets in Alabama, Arizona, California, New Mexico, Tennessee and Texas Asphalt plant co-located at an aggregates quarry Right Product

Selective Concrete Positions Complement Aggregates Earns attractive through-the-cycle returns on capital Participation where market structure mirrors aggregates Very selective markets with barriers to entry 2019 aggregates day | When is a concrete business strategic? Right Product 9% of 2018 total revenues Operate principally in San Antonio, Napa Valley and Washington D.C. metro area

Vulcan’s Unique And Irreplaceable Asset Base… 2019 aggregates day | More than 60 years of steady, strategic growth creates a franchise of enduring value 50% Population living within 50 miles of a Vulcan operation 16.3 Billions of tons of aggregates reserves 80% Revenues tied to markets where Vulcan has a #1 or #2 position 19 of 25 Fastest growing markets served by Vulcan operations Right Markets

…Also Includes Valuable Logistics Network

Right Markets



Shipping by Truck
20-25 tons per truck
$0.15-0.35 per ton mile



Shipping by Rail
4-5 truckloads per rail car
$0.04-0.12 per ton mile





SHIPPING BY BARGE
~65 truckloads per barge
$0.02-0.03 per ton mile



SHIPPING BY OCEAN VESSEL
~2,500 truckloads per ship
Less than $0.01 per ton mile

Vulcan Materials Company

Per ton mile cost excludes loading and unloading

2019 AGGREGATES DAY | 21

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 1970

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 1980

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 1990

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 2000

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 2010

Market Positions Are Built Over Decades 2019 aggregates day | Balanced approach to growth investments through both greenfields and acquisitions Right Markets Aggregates Asphalt Ready-mix Concrete 2019

Positioned For Growth 2019 aggregates day | The proximity of our operations and reserves creates opportunities for continued growth Right Markets Moody’s Analytics, August 2019

Our People Are Our Greatest Resource 2019 AGGREGATES DAY | Right People We take care of them and our communities

Safety – Industry Leader 2019 aggregates day | Commitment to our people Right People MSHA Reportable Injury Rate MSHA = Mine Safety and Health Administration. Injuries per 200,000 hours

Protecting Employee Health 2019 aggregates day | First in industry to launch comprehensive occupational health program – continually innovating to achieve more Right People 10-Year Average: 98.7% Within Standard MSHA Respirable Dust/Silica Exposure Sampling 10-Year Average 97.3% Within Standard MSHA Noise Exposure Sampling % Standard % Standard Consistently Near 100% Participation Employee Participation in Voluntary Occupational Health Screening

Environmental Stewardship Committed to responsible, sustainable operations Significant reduction in Greenhouse Gas Emissions Retire-and-replace mobile equipment program to meet higher engine emission standards Innovative technologies that improve energy efficiencies of blue-water fleet Utilize closed-loop water systems in production process to minimize water usage Comprehensive land and water management programs >40 certified Wildlife Habitats 2019 aggregates day | We take care of the communities in which our people and our stakeholders live and work Right People

Making the Best Better To Deliver Even Stronger Results 2019 aggregates day | A market leader focused on enhancing profitability and driving sustainable, long-term shareholder value Right Product Right Markets Right People Right Focus

COMPETITIVE STRENGTHS DRIVING FINANCIAL RESULTS Suzanne Wood, Senior Vice President and CFO

Solid Shipment Growth In Aggregates 2019 aggregates day | Unique positions in many of the fastest growing U.S. markets Broad based growth in shipments across our footprint Growth since 2013 generally driven by private Increased public funding led by highways beginning to contribute to shipment growth 7% CAGR Millions of tons. Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes.

Compounding Price Improvements In Aggregates 2019 aggregates day | Relatively inelastic pricing with growth through the cycle Overall pricing climate remains positive Momentum continues across all geographies Increasing visibility to public demand underpins pricing outlook 4% CAGR Unit price in $ / Ton. Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes.

Expansion In Aggregates Gross Profit Per Ton 2019 aggregates day | Strong local leadership focused on execution Disciplined cost control and operational efficiencies resulted in total unit cost of sales growing at only 1% annually Flow-through conversion in line with longer-term target Profitability improvements across our footprint 12% CAGR Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes.

Steady Improvement In Non-aggregates Cash Gross Profit* 2019 aggregates day | Selective downstream investments that complement our aggregates franchise Divested Southern California and Georgia concrete businesses to rationalize portfolio Recent asphalt acquisitions add attractive earnings and strengthen core aggregates business Downstream profit improvement impacted by liquid asphalt headwinds 16% CAGR Amounts in millions. Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes. * Cash gross profit is a non-GAAP measure. See Appendix for reconciliation.

Strong Conversion Of Revenue To Earnings Top line annual growth rate of 9% converted to 20% annual growth rate in EBITDA Revenue and earnings growth across aggregates and non-aggregates product lines Improved SAG leverage 240 basis points 2019 aggregates day | Earnings growth driven by strong aggregates results Amounts in millions. Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes. * Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. 20% CAGR

Investment Grade Balance Sheet Supports Future Growth Improved financial strength and flexibility Debt amount and structure appropriate to the asset base and through the cycle Target leverage range of 2.0 to 2.5x Capacity to fund growth and return capital 2019 aggregates day | Leverage reduced to within target range x x Debt / Adjusted EBITDA* Figures shown on a trailing 12 month basis (TTM). TTM 2Q’13 represents the cyclical low in aggregates volumes. * Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation.

Invested Capital 4% CAGR Leveraging Our Capital Base To Drive Shareholder Value 2019 aggregates day | TTM 2Q’13 represents the cyclical low in aggregates volumes. *Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. Improvement in Return on Invested Capital 2Q 2013 versus 2Q 2019 Adjusted EBITDA* 20% CAGR ROIC 770 BPS

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE STRATEGIC SOURCING COMMERCIAL EXCELLENCE LOGISTICS INNOVATIONS Controlling what we can control

The Right Focus: People, Process and Execution 2019 aggregates day | Knowledge, Experience & Passion Harness Information Making the Best Better

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE Focus on Operating Disciplines STRATEGIC SOURCING COMMERCIAL EXCELLENCE LOGISTICS INNOVATIONS Controlling what we can control David Clement Senior Vice President

The Vulcan Way Of Operating – Sustaining Improvement 2019 aggregates day | Focused on safety, serving our customers and production Enabling Our Great People PROTECTING OUR PEOPLE AND COMMUNITIES UTILIZING OUR ASSETS WINNING WITH CUSTOMERS

Operating Disciplines – Context For Discussion 2019 aggregates day | To remain the best and reach our potential requires self reflection and asking the hard questions How can we improve productivity safely? How can we better serve our customers? How can we turn data into useful dashboards of information? How can our operations managers better develop their teams? How can we adjust our training to meet the workforce of the future?

Five Tenets Of Effective Production Performance 2019 aggregates day | Focused on executing the fundamentals well and sustaining continuous improvement People – Safety, Health, Performance Management and Coaching Production Planning and Customer Service Plant Availability Plant Throughput Inspection and Preventative Maintenance

Defining Success – Where Are We? Enterprise-wide operational support team Standardized key disciplines and operating parameters Best practices in performance management and coaching Utilizing opportunity searches Regular rhythms for coordination between our sales and operating teams Exploring digital technologies for production, maintenance and training 2019 aggregates day | Capturing and sustaining improvements in operations Implement Review Adjust

Defining Success – What Will It Look Like? Continuous improvement in our industry-leading safety performance Continuous improvement in our operating disciplines Better asset utilization through improved availability and throughput Support for our Commercial Excellence initiatives to improve customer experiences Digital tools supporting our production, maintenance and training activities 2019 aggregates day | Continuous and sustainable improvements across the operational footprint Right materials at the right time, safely Our people have the right focus and the right tools Effective Cost Control Continuous improvement, learning and sharing

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE STRATEGIC SOURCING Serve and Save COMMERCIAL EXCELLENCE LOGISTICS INNOVATIONS Controlling what we can control Jason Teter President – Southeast Division

Strategic Sourcing – What Is It For Vulcan? 2019 aggregates day | Leveraging common practices to better serve and save across a distributed business model SERVE SAVE Vulcan’s front line operating teams With a total cost of ownership approach

Strategic Sourcing – Innovation Starts With Self-assessment 2019 aggregates day | Vulcan embraced innovation in sourcing by taking a hard look at its practices Are our teams properly trained to drive saving and serving? How can we better partner with our suppliers across more sourcing categories? Can we shift the focus to Total Cost of Ownership? How can we free up our front line operations teams to run their operations and also ensure they have what they need when they need it? How do we better serve and save across our vast footprint?

Where Are We? Technology/System implementation w/mobile enablement Process improvement Training and role clarity 2019 aggregates day | Over the last 2 years, have made investments in our people, systems and processes SERVE SAVE Redefining our sourcing process Training our teams in category management Operations, procurement and supplier partnerships Implement Review Adjust

Results So Far? Reduction in order time by over 50% Mobile enablement of our field teams resulting in less time in front of a computer Real time freed up to focus on what is important Real savings on the initial categories 2019 aggregates day | We have made real progress with significant opportunity for the future

Defining Success – What Does It Look Like? 2019 aggregates day | Strategic Sourcing – Locking in and sustaining the process of what great looks like Right part or tool at the right time More time in our plants Category- by-category optimization More time with our suppliers Optimized Total Cost of Ownership SERVE SAVE

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE STRATEGIC SOURCING COMMERCIAL EXCELLENCE Spend Time Where it Counts LOGISTICS INNOVATIONS Controlling what we can control Brock Lodge President – Western Division

Commercial Excellence – Context For Discussion 2019 aggregates day | Long history of above-average price performance +5.1%/yr +4.3%/yr

Commercial Excellence – Context For Discussion 2019 aggregates day | To remain the best and reach our potential requires self reflection and asking the hard questions How can we spend less time on non-selling activities? How can we better leverage our strong customer relationships? How can we be more responsive to customer needs? How can we shift more towards a solutions mindset? How can our Sales Managers better develop their sales teams?

Defining Success – Where Are We? More effective at planning to win Forward-looking information to be more agile Spending more time where it counts More focus on coaching Measurements of success: real-time metrics 2019 aggregates day | Implement Review Adjust

Defining Success – What Does It Look Like? 2019 aggregates day | The Vulcan Way of Selling – Spending time where it counts creates value More time with our customers Real time, forward-looking metrics Defined roles, responsibilities and rhythms Enhanced, disciplined coaching Value

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE STRATEGIC SOURCING COMMERCIAL EXCELLENCE LOGISTICS INNOVATIONS The Last Mile Matters Controlling what we can control Bert O’Neal Vice President, Logistics & Commercial Excellence

Aggregates Modes Of Transportation 2019 aggregates day | Approximately 60% of aggregates shipments are moved via these four modes of transportation Modes of Transportation % of 2018 Volume Trucking (managed) 36% Rail 12% Blue water 6% Brown water 5% Vulcan customers spend >$1 billion on truck freight for Vulcan product Big opportunity to innovate

Last Mile Logistics Can Be A Bottleneck For Shipments 2019 aggregates day | $ Value of backlog Pace of additions End-use mix, geographic mix, and size/ complexity of projects Macro-confidence/ uncertainty Complexity of project design, permitting, etc. Developer discipline (e.g. homebuilders deliberate in adding new supply) Views regarding available construction capacity Project specific factors Construction labor Equipment/ capital investments Logistics (a controllable constraint in most markets) Weather/ ground conditions (short-term) Pre- construction project pipeline: Conversion of pipeline to starts: Construction sector capacity and bottlenecks: Stronger growth; clear signal Starts fluctuation normal Some markets supply-constrained short term Core demand drivers Rate of shipment recovery 2016 Aggregates Day Slide

Defining Success – Where Are We? Logistics Service Centers: Implemented in every major market People: Professional logistics team-members manage delivery on behalf of the customer Process: Teams execute a standard order fulfillment process, from order to schedule to delivery Systems: Digital tools that automate processes and help users make better, faster decisions 2019 aggregates day | To release the bottleneck, Vulcan has implemented logistics capabilities Implement Review Adjust

Vulcan Has Two Customers For Every Order 2019 aggregates day | CONTRACTORS Customer expectations on deliveries are increasing (i.e. the Amazon effect) On-time performance is getting more difficult; >90% of infrastructure projects are late or over-budget DRIVERS Driver shortages are projected to reach ~200,000 in 3-4 years The “war for drivers” is on … in a cross-industry battle HEIGHTENED EXPECTATIONS CONSTRAINED SUPPLY

Bring the best of Vulcan to every customer Building Our Capabilities…Starting With a Strong Foundation 2019 aggregates day | Commercial Solutions Sales Training Market Intel / Data & Analytics Logistics Technology Tools Sales Management Practices Sales Service Expanded Time with Customers Logistics Service Centers Logistics Safety Foundational Processes Advanced Tools Competitive Advantage Internal focus on capabilities External focus on performance

Bringing It All Together…Providing Solutions For The Customer 2019 aggregates day | CUSTOMER CHALLENGE VULCAN SOLUTION Difficulty locating trucking capacity and operating efficiently Bundled logistics solution Difficulty administering the job, managing the paper trail and getting paid Digital shipment records Difficulty having visibility into shipment schedules On-site, mobile visibility “ BRINGING THE BEST OF VULCAN TO OUR CUSTOMERS ”

Bringing It All Together…Providing Solutions For The Customer 2019 aggregates day | ” “Scheduling, speed and accuracy of delivery, invoice reconciliation and process controls have all been greatly streamlined by our partnership with Vulcan Materials. I believe much of this improvement is due to the technology and transparency that Vulcan provides to their clients.” CONTRACTOR PROJECT MANAGER

Making the Best Better – Our Strategic Initiatives 2019 aggregates day | Each effort supports both near-term performance and longer-term competitiveness OPERATIONAL EXCELLENCE Focus on Operating Disciplines STRATEGIC SOURCING Serve and Save COMMERCIAL EXCELLENCE Spend Time Where it Counts LOGISTICS INNOVATIONS The Last Mile Matters Controlling what we can control

The Right Focus: People, Process and Execution 2019 aggregates day | Knowledge, Experience & Passion Harness Information Making the Best Better

Our focus now and moving forward Suzanne Wood, Senior Vice President and CFO

Context For Discussion Of Long-term Financial Goals Refer to Safe Harbor Disclaimer The figures in the section reflect Vulcan’s current long-range goals Actual future results will depend on many factors, including the ultimate pace of recovery in demand for construction aggregates The Company believes a full recovery in aggregates demand may take several years The Company is not laying out a specific timetable for recovery to normal demand 2019 aggregates day |

Five Core Disciplines We Concentrate On Every Day 2019 aggregates day | LEVERAGE FOUR COMPANY-WIDE AREAS OF FOCUS Sales and Marketing Excellence Operational Excellence SAG Productivity Capital Productivity Portfolio Management Grow shipments and revenues faster than the markets as a whole Achieve 60% flow through of incremental revenue Drive SAG expenses to 6% of sales Increase capital turnover while enhancing the efficiency of our operations Improve both long-term growth and returns on capital already in place COMMERCIAL EXCELLENCE OPERATING DISCIPLINES STRATEGIC SOURCING LOGISTICS INNOVATIONS

Where Do We Stand On Outlook From 2015?

Solid execution despite slower than expected public growth; poised to benefit from stronger highway spending and additional operational upside

	Volume	Unit Profitability
THEN[1]	• Shipments at normal demand ~ 250 million tons	• Unit profitability at normal demand ~ $8.25
Progress to Date	• Slower return to normal demand due to delay in public demand joining the private recovery; current volumes remain below normal demand	• Cash gross profit of $6.56 per ton, ahead of original expectation at current volume levels
NOW	• Bigger impact of public highway demand than original expectation	• Opportunity for additional improvement with execution on our current areas of focus
	Largely outside of our control	Largely within our control

Vulcan Materials Company

No specific timetable for recovery to normal demand. The company believes a full recovery in aggregates demand may take several years. Actual future results will depend on many factors, including the ultimate pace of recovery in demand for aggregates. Unit profitability is measured using Cash Gross Profit per Ton in Aggregates and is a non-GAAP measure. See Appendix for reconciliation. [1] As outlined at 2015 Investor Day.

2019 AGGREGATES DAY | 74

Returning to Normalized Demand 2019 aggregates day | Dramatic increases in highway funding in Vulcan’s key states are converting to shipments Exact pace and duration unknown Normal Demand = Long-term average of demand No specific timetable for recovery to normal demand. The company believes a full recovery in aggregates demand may take several years. Actual future results will depend on many factors, including the ultimate pace of recovery in demand for aggregates. Sources: USGS and Company estimates.

Underlying Demand Drivers Remain Firmly In Place Current imbalance of housing stock and housing demand Current interest rate environment Household income and wage gains Population growth Total employment Household formations 2019 aggregates day | Slower but bigger public demand with advantage to Vulcan given our market positions Sea-change in state and local funding Growth in public construction just beginning to contribute to this recovery Multi-year federal transportation bill Record state and local tax receipts Population growth Public investment 20% below 45-year average; unsustainable under-investment Increasing political awareness and acceptance of need to invest in infrastructure Private Demand Public Demand

$2 Billion EBITDA: Higher Unit Margins and Fewer Tons

	Outlook Then[1]	Outlook Now
Aggregates Volume	~250 MM tons	~230-240 MM tons
Aggregates Cash Gross Profit*	$8.25 / ton	$9.00 / ton
EBITDA*	$2 Billion	$2 Billion

Vulcan Materials Company

[1] As outlined at 2015 Investor Day. *Cash Gross Profit and EBITDA are non-GAAP measures. See Appendix for reconciliation.

2019 AGGREGATES DAY | 77

Strong Financial Platform Investment grade rating will be maintained Average maturity of debt is 15 years Weighted average interest rate of 4.5% Stated leverage target 2.0 to 2.5x 2019 aggregates day | *Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. Debt to Adjusted EBITDA*

Capital Allocation Priorities 2019 aggregates day | Unchanged priorities that drive shareholder value 1. Operating Capital (maintain and grow value of franchise) 2. Growth Capital (including greenfields and bolt-on acquisitions) 4 . Return Excess Cash to Shareholders (primarily via share repurchase) 3. Dividend Growth with Earnings (with a keen focus on sustainability)

Leveraging Our Capital Base To Drive Shareholder Value Strategic investments to drive EBITDA are yielding results Continued improvement will remain an area of focus going forward 2019 aggregates day | Improving Return On Invested Capital TTM 2Q’13 represents the cyclical low in aggregates volumes. Return on Invested Capital using Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure. See Appendix for reconciliation. +770 bps summary Tom Hill, Chairman and CEO

Summary: Making The Best Better 2019 aggregates day | A market leader focused on enhancing profitability and driving sustainable, long-term shareholder value Our mission is to build and sustain leading and lasting market positions in attractive long-term growth markets We have a clear and compelling strategy that benefits us in every demand environment We are uniquely positioned with the best product mix and best geographic footprint Our high-performance culture and commitment to our people can allow us to reach higher Our execution focus will help drive quality of earnings and reliable cash flows regardless of the demand environment Right Product Right Markets Right People Right Focus

Vulcan’s Value Proposition 2019 aggregates day | What we offer investors Leading Building Materials Business Uniquely Positioned with an Aggregates Focus Largest U.S. aggregates producer with better geographic diversity #1 or #2 aggregates position in markets accounting for 80% of revenues Operational expertise and pricing performance provide attractive unit profitability growth potential 72% of the U.S. population growth from 2020 to 2030 is projected to occur in Vulcan-served states.1 Strong Balance Sheet To Support Future Growth and Higher Returns on Capital Capacity to sustain capital reinvestment in our current asset base and fund growth Maintain an investment-grade credit position Continue to leverage current capital base to grow earnings and maximize cash generation Prudently pursue attractive bolt-on acquisitions and greenfields Well Positioned to Benefit from Demand Growth and Operational Excellence 12% CAGR in Aggregates unit profitability over the last 6 years Well positioned to further leverage fixed costs to sales as we move forward (current production at ~70% of prior peak in demand) Sea-change in state and local transportation funding in Vulcan states accounting for 85% of revenues Fundamentals remain favorable in our markets for continued growth in private construction 1 Moody’s Analytics, August 2019

Making the best better

Appendix

Reconciliation of Non-GAAP Financial Measures

EBITDA

EBITDA is an acronym for Earnings Before Interest, Taxes, Depreciation and Amortization and excludes discontinued operations. GAAP does not define EBITDA and it should not be considered as an alternative to earnings measures defined by GAAP. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. We use this metric to assess the operating performance of our business and for a basis of strategic planning and forecasting as we believe it closely correlates to long-term shareholder value.

Adjusted EBITDA (in millions)	TTM Q2 2019	TTM Q2 2013	TTM Q4 2018
Net earnings	$ 564.0	$ (8.2)	$ 515.8
Income tax expense (benefit)	128.6	(43.0)	105.4
Interest expense, net	132.4	209.6	137.4
(Earnings) Loss on discontinued operations, net of tax	2.0	(3.0)	2.0
EBIT	$827.0	$155.4	$760.7
Depreciation, depletion, accretion and amortization	361.9	315.0	346.2
EBITDA	$1,188.8	$470.4	$1,107.0
Gain on sale of businesses	(4.1)	(73.0)	(2.9)
Business interruption claims recovery	(0.6)	-	(2.3)
Charges associated with divested operations	18.5	1.2	18.5
Business development	0.2	-	5.2
Restructuring charges	0.8	5.0	6.2
Adjusted EBITDA	$1,203.8	$403.6	$1,131.7

Vulcan Materials Company
2019 AGGREGATES DAY | 85

Appendix 2019 aggregates day | Reconciliation of Non-GAAP Financial Measures Cash Gross Profit                     Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization (DDA&A) to segment gross profit. Aggregates segment cash gross profit per ton is computed by dividing Aggregates segment cash gross profit by tons shipped. We present these metrics as we believe they closely correlate to long-term shareholder value and we and the investment community use these metrics to assess the operating performance of our business.                                       Aggregates Segment   Non-Aggregates                 TTM TTM   TTM TTM         (in millions)       Q2 2019 Q2 2013 Q2 2019 Q2 2013     Gross profit       $1,075.1 $358.1   $105.5 $20.3         DDA&A       294.2 229.2   47.0 40.3         Segment cash gross profit       $ 1,369.3 $ 587.3   $ 152.6 $ 60.6         Units shipments - tons       208.8 140.2               Aggregates segment cash gross profit per ton   $ 6.56 $ 4.19